Exhibit 99.2

Modular Space Holdings, Inc. and Subsidiaries

Condensed Consolidated Financial Statements

As of March 31, 2018 and September 30, 2017 and for the Three and Six Months Ended March 31, 2018 and the Period from March 3, 2017 through March 31, 2017 (Successor), the Periods from January 1, 2017 through March 2, 2017 (Predecessor) and from October 1, 2016 through March 2, 2017 (Predecessor)

Modular Space Holdings, Inc. and Subsidiaries

Index

Page(s)

Unaudited Condensed Consolidated Financial Statements

Unaudited Condensed Consolidated Balance Sheets as of March 31, 2018 and September 30, 2017	1

Unaudited Condensed Consolidated Statements of Operations for the three and six months ended March 31, 2018 (Successor) and the period from March 3, 2017 through March 31, 2017 (Successor), the periods January 1, 2017 through March 2, 2017 (Predecessor) and October 1, 2016 through March 2, 2017 (Predecessor)	2

Unaudited Statements of Comprehensive Income (Loss) for the three and six months ended March 31, 2018 (Successor) and the period from March 3, 2017 through March 31, 2017 (Successor), the periods January 1, 2017 through March 2, 2017 (Predecessor) and October 1, 2016 through March 2, 2017 (Predecessor)	3

Unaudited Statements of Stockholders’ Equity for the six months ended March 31, 2018 (Successor) and the period from March 3, 2017 through March 31, 2017 (Successor) and the period from October 1, 2016 through March 2, 2017 (Predecessor)	4

Unaudited Statements of Cash Flows for the six months ended March 31, 2018 (Successor) and the period from March 3, 2017 through March 31, 2017 (Successor) and the period from October 1, 2016 through March 2, 2017 (Predecessor)	5

Unaudited Notes to the Condensed Consolidated Financial Statements	6-15

Modular Space Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

As of March 31, 2018 and September 30, 2017

(In thousands except share data)

	Successor
	March 31, 2018	September 30, 2017
Assets
Cash	$9	$1,476
Accounts receivable, net of allowance for doubtful accounts of $4,670 and $1,331, respectively	65,272	74,256
Lease receivables, net of allowance for doubtful accounts of $97 and $63 respectively	1,624	2,029
Prepaid expenses and other current assets	12,228	10,964
Total current assets	79,133	88,725

Rental equipment, net (Note 3)	846,512	855,402
Other property and equipment, net (Note 4)	123,546	127,040
Intangible assets, net (Note 5)	12,814	13,144
Other non-current assets	1,026	1,193
Total assets	$1,063,031	$1,085,504
Liabilities and Stockholders’ Equity
Liabilities
Accounts payable	$6,700	$12,073
Accrued expenses	31,170	35,111
Advance rents	11,196	11,119
Current portion of term loans (Note 6)	5,664	5,664
Asset based revolver (Note 6)	444,095	454,070
Total current liabilities	498,825	518,037

Term loans (Note 6)	58,904	61,949
Deferred income taxes (Note 8)	45,057	51,273
Total liabilities	602,786	631,259
Commitments and Contingencies (Note 9)

Stockholders’ Equity
Common stock - 60,000,000 shares of $0.01 par value per share authorized and 29,233,375 shares outstanding as of March 31, 2018 and September 30, 2017	292	292
Preferred stock - 1,000,000 shares of $0.01 per value per share authorized, none outstanding	—	—
Additional paid-in capital	445,157	443,472
Warrants	4,970	4,970
Retained earnings	8,042	1,058
Accumulated other comprehensive income	1,784	4,453
Total stockholders’ equity	460,245	454,245
Total liabilities and stockholders’ equity	$1,063,031	$1,085,504

The accompanying notes are an integral part of the Condensed Consolidated Financial Statements.

Modular Space Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(In thousands except share data)

	Successor		Predecessor	Successor		Predecessor
	Three months	Period from	Period from	Six months	Period from	Period from
	ended	3/3/17 to	1/1/17 to	ended	3/3/17 to	10/1/16 to
	3/31/18	3/31/17	3/2/17	3/31/18	3/31/17	3/2/17
Revenues
Leasing	$63,734	$9,864	$39,110	$127,462	$9,864	$99,024
Sales of rental equipment
New units	10,073	3,751	7,944	18,646	3,751	21,542
Lease units	7,451	3,543	4,405	16,581	3,543	11,265
Delivery, installation and site services	28,097	12,001	19,307	54,779	12,001	47,920
Total revenues	109,355	29,159	70,766	217,468	29,159	179,751
Leasing and sales costs
Cost of rental equipment sold
New units	7,718	2,741	6,445	14,678	2,741	17,046
Lease units	4,612	2,730	3,356	10,616	2,730	8,865
Delivery, installation and site services	21,279	8,881	14,941	41,249	8,881	37,456
Depreciation	11,762	3,726	10,808	23,629	3,726	26,288
Maintenance and other	21,773	6,709	14,181	42,304	6,709	33,508
Total leasing and sales costs	67,144	24,787	49,731	132,476	24,787	123,163
Gross profit	42,211	4,372	21,035	84,992	4,372	56,588
Operating and other expenses
Selling, general and administrative	33,706	11,433	16,292	65,795	11,433	43,433
Interest, including amortization of deferred financing costs	7,773	2,585	15,275	15,394	2,585	39,642
Loss on reorganization items, net	—	—	92,450	—	—	97,121
Restructuring and merger costs	—	135	3,164	2,217	135	18,142
Total operating and other expenses	41,479	14,153	127,181	83,406	14,153	198,338
Net income/(loss) before income taxes	732	(9,781)	(106,146)	1,586	(9,781)	(141,750)
Income tax (benefit) expense	(209)	(3,834)	(9,516)	(5,398)	(3,834)	(8,946)
Net income/(loss)	$941	$(5,947)	$(96,630)	$6,984	$(5,947)	$(132,804)

The accompanying notes are an integral part of the Condensed Consolidated Financial Statements.

Modular Space Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss)

(In thousands except share data)

	Successor		Predecessor	Successor		Predecessor
	Three months	Period from	Period from	Six months	Period from	Period from
	ended	March 3, 2017 to	January 1, 2017	ended	March 3, 2017 to	October 1, 2016
	March 31, 2018	March 31, 2017	to March 2, 2017	March 31, 2018	March 31, 2017	to March 2, 2017

Net income (loss)	$941	$(5,947)	$(96,630)	$6,984	$(5,947)	$(132,804)
Other comprehensive income (loss)
Cumulative translation adjustment	(2,123)	(429)	2,661	(2,669)	(429)	(633)
Reclassification of cumulative translation adjustment to net loss realized upon reorganization	—	—	16,748	—	—	16,748
Other comprehensive income (loss)	(2,123)	(429)	19,409	(2,669)	(429)	16,115
Total comprehensive income (loss)	$(1,182)	$(6,376)	$(77,221)	$4,315	$(6,376)	$(116,689)

The accompanying notes are an integral part of the Condensed Consolidated Financial Statements.

Modular Space Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Stockholders’ Equity

(In thousands except share data)

							Retained	Accumulated
	Class A					Additional	Earnings	Other	Total
	Common Stock		Common Stock			Paid-in	(Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Warrants	Capital	Deficit)	Income/(Loss)	Equity
Balance at October 1, 2016 (Predecessor)	21,383,894	$2	3,499,944	$35	$—	$345,905	$(196,247)	$(16,115)	$133,580
Stock compensation expense	—	—	—	—	—	1,377	—	—	1,377
Net Loss	—	—	—	—	—	—	(132,804)	—	(132,804)
Other Comprehensive Income (Loss)	—	—	—	—	—	—	—	16,115	16,115
Cancellation of Predecessor equity	(21,383,894)	(2)	(3,499,944)	(35)	—	(347,282)	329,051	—	(18,268)
Balance at March 2, 2017 (Predecessor)	—	—	—	—	—	—	—	—	—
Issuance of Successor common stock and warrants	—	—	29,233,375	292	4,970	442,927	—	—	448,189
Balance at March 2, 2017 (Predecessor)	—	—	29,233,375	292	4,970	442,927	—	—	448,189
Balance at March 3, 2017 (Successor)	—	—	29,233,375	292	4,970	442,927	—	—	448,189
Stock compensation expense	—	—	—	—	—	545	—	—	545
Net Income	—	—	—	—	—	—	1,058	—	1,058
Other Comprehensive Income (Loss)	—	—	—	—	—	—	—	4,453	4,453
Balance at September 30, 2017 (Successor)	—	—	29,233,375	292	4,970	443,472	1,058	4,453	454,245
Stock compensation expense (Note 7)	—	—	—	—	—	1,685	—	—	1,685
Net Income	—	—	—	—	—	—	6,984	—	6,984
Other Comprehensive Income (Loss)	—	—	—	—	—	—	—	(2,669)	(2,669)
Balance at March 31, 2018 (Successor)	—	$—	29,233,375	$292	$4,970	$445,157	$8,042	$1,784	$460,245

The accompanying notes are an integral part of the Condensed Consolidated Financial Statements.

Modular Space Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands except share data)

	Successor		Predecessor
	Six months ended March 31, 2018	Period from March 3, 2017 to March 31, 2017	Period from October 1, 2016 to March 2, 2017
Cash flows from operating activities
Net income (loss)	$6,984	$(5,947)	$(132,804)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Non-cash interest	—	—	6,824
Provision for doubtful accounts	3,173	(96)	1,787
Provision for customer credits	2,020	391	1,887
Reorganization items	—	—	96,174
Stock-based compensation expense	1,685	—	530
Depreciation and amortization	29,147	4,505	29,707
Gain on sale of rental equipment	(5,966)	(813)	(2,400)
Deferred gain on sale of other property and equipment	—	—	(572)
Deferred income taxes, net of valuation allowance	(5,398)	(3,834)	(8,929)
Changes in
Accounts receivable	1,914	105	8,996
Prepaid expenses and other assets	(1,118)	1,294	344
Accounts payable and accrued expenses	(9,236)	1,681	6,733
Advance rents	108	7,028	2,382
Net cash provided by operating activities	23,313	4,314	10,659
Cash flows from investing activities
Purchases of rental equipment and other property and equipment	(30,118)	(7,255)	(23,666)
Proceeds from sale of rental equipment	16,453	3,061	11,395
Leasing receivables
Originations	(329)	(39)	(1,131)
Payments received	726	159	1,130
Net cash used in investing activities	(13,268)	(4,074)	(12,272)
Cash flows from financing activities
Proceeds from asset based revolver	209,226	31,071	247,217
Payments on asset based revolver	(217,706)	(40,010)	(298,819)
Payments on term loans	(3,045)	—	—
Proceeds from rights offering investment by second lien noteholders	—	—	89,939
Financing costs paid	—	—	(13,892)
Net cash (used in) provided by financing activities	(11,525)	(8,939)	24,445
Effect of exchange rate changes on cash	13	99	(192)
Net (decrease) increase in cash and cash equivalents	(1,467)	(8,600)	22,640
Cash and cash equivalents
Beginning of period	1,476	23,499	859
End of period	$9	$14,899	$23,499
Supplemental disclosures of cash flow information
Cash paid during the period for
Interest	$15,343	$721	$16,831
Income tax payments, net	$470	$3	$528
Cash paid for reorganization items	$—	$2,592	$947
Non cash activity during the period for
Equipment purchases included in accounts payable	$480	$80	$482

The accompanying notes are an integral part of the Condensed Consolidated Financial Statements.

Modular Space Holdings, Inc. and Subsidiaries

Unaudited Notes to Condensed Consolidated Financial Statements

(In thousands except share data)

1.                            Basis of Presentation

The unaudited condensed consolidated financial statements of Modular Space Holdings, Inc., a Delaware corporation, and its Subsidiaries (collectively, ‘‘ModSpace’’ or the ‘‘Company’’) have been prepared in accordance with U.S. generally accepted accounting principles (‘‘GAAP’’) for interim financial information. The unaudited condensed consolidated financial statements do not include all of the information or notes necessary for a complete presentation in accordance with GAAP. Accordingly, these condensed consolidated financial statements should be read in conjunction with the Company’s annual financial statements as of September 30, 2017. The results of operations for the Successor three and six months ended March 31, 2018, the Successor period from March 3, 2017 to March 31, 2017, the Predecessor period from January 1, 2017 to March 2, 2017 and the Predecessor period from October 1, 2016 to March 2, 2017 are not necessarily indicative of the operating results for the full year.

In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its financial position as of March 31, 2018, and its results of operations for the three months and six months ended March 31, 2018 (Successor), and for the periods from March 3, 2017 to March 31, 2017 (Successor), January 1, 2017 to March 2, 2017 (Predecessor), and October 1, 2016 to March 2, 2017 (Predecessor), and cash flows for the six months ended March 31, 2018 (Successor), and the periods from March 3, 2017 to March 31, 2017 (Successor) and October 1, 2106 to March 31, 2017 (Predecessor). The condensed consolidated balance sheet at September 30, 2017, was derived from audited annual financial statements but does not contain all of the footnote disclosures from the annual financial statements.

Certain prior year amounts have been reclassified to conform to the current period presentation.

Fresh Start Accounting

On December 21, 2016, Modular Space Holdings, Inc. and six of its U.S. subsidiaries (the “Chapter 11 Subsidiaries”) filed voluntary petitions seeking relief under section 1121 (a) of Chapter 11 of Title 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware under the caption In re Modular Space Holdings, Inc., et al (Case No. 16-12825) (the “Chapter 11 Cases”). In connection with the filing of the Chapter 11 Cases, a recognition proceeding for the Company’s Canadian subsidiary, under Part IV of the Companies’ Creditors Arrangement Act (Canada) was filed in Toronto, Ontario, Canada before the Ontario Superior Court of Justice.  The Company and the Chapter 11 Subsidiaries received bankruptcy court confirmation of their joint prepackaged plan of reorganization (the “Plan”) on February 15, 2017, and subsequently emerged from bankruptcy on March 2, 2017 (the “Effective Date”).

Upon the Company’s emergence from Chapter 11 bankruptcy, the Company adopted fresh start accounting, pursuant to FASB ASC 852, “Reorganizations”, and applied fresh start accounting to its financial statements because (i) the holders of existing voting shares of the Company prior to its emergence received less than 50% of the voting shares of the Company outstanding following its emergence from bankruptcy and (ii) the reorganization value of the Company’s assets immediately prior to confirmation of the plan of reorganization was less than the post-petition liabilities and allowed claims.  Adopting fresh start accounting results in a new reporting entity for financial reporting purposes with no beginning retained earnings or deficit as of the fresh start reporting date.

Modular Space Holdings, Inc. and Subsidiaries

Unaudited Notes to Condensed Consolidated Financial Statements

(In thousands except share data)

The cancellation of all existing shares outstanding on the Effective Date and issuance of new shares of the Successor Company caused a related change of control of the Company under ASC 852. As a result of the application of fresh start accounting, as well as the effects of the implementation of the Plan, the condensed consolidated financial statements as of March 2, 2017 forward are not comparable with the condensed consolidated financial statements prior to that date which were prepared on a historical basis of accounting. References to “Successor” or “Successor Company” relate to the financial position and results of operations of the reorganized Company subsequent to March 2, 2017. References to “Predecessor” or “Predecessor Company” refer to the financial position and results of operations of the Company prior to and including March 2, 2017. As a result of the application of fresh start accounting and the effects of the implementation of the Plan of Reorganization, the financial statements on or after March 3, 2017 are not comparable to the financial statements prior to that date.

The Company elected to apply fresh start accounting effective March 1, 2017, to coincide with the start of its normal monthly accounting period, which resulted in the Company becoming a new entity for financial reporting purposes. The Company evaluated and concluded that events between March 1, 2017 and March 3, 2017 were immaterial and use of an accounting convenience date of March 1, 2017 was appropriate. As such, fresh start accounting is reflected in the accompanying condensed consolidated balance sheet as of September 30, 2017 and related fresh start adjustments are included in the accompanying statement of operations for the Predecessor period from October 1, 2016 through March 2, 2017.

2.                            Operating Lease Receivables

As of March 31, 2018, future minimum rental payments due to the Company under non-cancellable operating leases of rental equipment to be received in the remainder of 2018 and the fiscal years thereafter are as follows:

Fiscal year ending September 30,
2018	$76,103
2019	49,079
2020	17,358
2021	6,585
2022	2,824
Thereafter	536
Minimum Operating Lease Receivables	$152,485

Modular Space Holdings, Inc. and Subsidiaries

Unaudited Notes to Condensed Consolidated Financial Statements

(In thousands except share data)

3.                            Rental Equipment

The components of rental equipment at March 31, 2018 and September 30, 2017 are as follows:

	Successor	Successor
	March 31, 2018	September 30, 2017
Mobile offices and modular structures	$893,389	$883,202
Additional lease costs	1,882	1,771
	895,271	884,973
Less accumulated depreciation	(48,759)	(29,571)
Rental equipment, net	$846,512	$855,402

Depreciation expense of rental equipment of $11,762, $3,726 and $10,808 for the Successor three months ended March 31, 2018, the Successor period from March 3, 2017 to March 31, 2017 and the Predecessor period from January 1, 2017 to March 2, 2017, respectively, is included in total leasing and sales costs in the condensed consolidated statements of operations.

Depreciation expense of rental equipment of $23,629, $3,726 and $26,288 for the Successor six months ended March 31, 2018, the Successor period from March 3, 2017 to March 31, 2017 and the Predecessor period from October 1, 2016 to March 2, 2017, respectively, is included in the total leasing and sales costs in the condensed consolidated statements of operations.

Included in depreciation expense is $136, $529 and $3,813 of accelerated depreciation expense for the Successor three months ended March 31, 2018, the Successor period from March 3, 2017 to March 31, 2017, the Predecessor period from January 1, 2017 to March 2, 2017, respectively, in connection with assets that were rebuilt as part of the Company’s refurbishment capabilities.

Included in depreciation expense is $230, $529 and $4,490 of accelerated depreciation expense for the Successor six months ended March 31, 2018, the Successor period from March 3, 2017 to March 31, 2017 and the Predecessor period from October 1, 2016 to March 2, 2017, respectively, in connection with assets that were rebuilt as part of the Company’s refurbishment capabilities.

Modular Space Holdings, Inc. and Subsidiaries

Unaudited Notes to Condensed Consolidated Financial Statements

(In thousands except share data)

4.                            Other Property and Equipment

The components of other property and equipment at March 31, 2018 and September 30, 2017 are as follows:

	Successor
	March 31, 2018	September 30, 2017
Buildings	$18,213	$17,295
Modular Offices and related improvements	7,381	7,355
Leasehold Improvements	17,652	16,966
Computer equipment and software	7,862	7,767
Office Furniture, Fixtures, and Other	3,042	2,335
	54,150	51,718
Less accumulated depreciation and amortization	(9,854)	(4,665)
	44,296	47,053
Land	79,250	79,987
	$123,546	$127,040

Depreciation and amortization expense of other property and equipment of $2,631, $724 and $1,384 for the Successor three months ended March 31, 2018, the Successor period from March 3, 2017 to March 31, 2017, the Predecessor period from January 1, 2017 to March 2, 2017, respectively, is included in selling, general and administrative expenses in the condensed consolidated statements of operations.

Depreciation and amortization expense of other property and equipment of $5,189, $724 and $3,419 for the Successor six months ended March 31, 2018, the Successor period from March 3, 2017 to March 31, 2017 and the Predecessor period from October 1, 2016 to March 2, 2017, respectively, is included in selling, general and administrative expenses in the condensed consolidated statements of operations.

5.                            Other Intangible Assets

The following table reflects the components of other intangible assets as of March 31, 2018 and September 30, 2017:

Modular Space Holdings, Inc. and Subsidiaries

Unaudited Notes to Condensed Consolidated Financial Statements

(In thousands except share data)

		Successor		Successor
		March 31, 2018		September 30, 2017
	Remaining	Gross		Gross
	Useful	Carrying	Accumulated	Carrying	Accumulated
	Life (Years)	Amount	Amortization	Amount	Amortization
Trade name / Trademark	Indefinite	$8,718	$—	$8,718	$—
Leasehold interest	6.8	4,810	714	4,810	384
		$13,528	$714	$13,528	$384

6.                            Debt

As of March 31, 2018, there was $508,663 of borrowings outstanding under the Credit Agreement, inclusive of $64,568 of term loans as follows:

	Successor
	March 31, 2018	September 30, 2017
Term loans	$64,568	$67,613
Less: current portion of term loans	(5,664)	(5,664)
Total long-term debt	$58,904	$61,949

Included within the reported asset based revolver balance on the condensed consolidated balance sheet at March 31, 2018 is $5,266 of bank overdrafts that have been reclassified from cash for financial reporting purposes.

Scheduled repayments of the term loans for the remainder of 2018 and the succeeding fiscal years are as follows:

Fiscal year ending September 30,
2018	$2,832
2019	7,788
2020	9,912
2021	44,036
$64,568

There was approximately $98,857 of additional borrowing availability under the Credit Agreement as of March 31, 2018. In addition, letters of credit totaling $4,030, were issued under the Credit Agreement and were outstanding at March 31, 2018.

Borrowings under the Credit Agreement are secured by a first priority lien on, and security interest in, substantially all of the assets of Modular Space Corporation (“MSC”), Resun ModSpace, Inc. (“RMI”) and ModSpace Government Financial Services, Inc. (“MGFS”) including rental equipment, accounts receivable, and other property and equipment. Chippewa has guaranteed all of the

Modular Space Holdings, Inc. and Subsidiaries

Unaudited Notes to Condensed Consolidated Financial Statements

(In thousands except share data)

obligations of the borrowers and the other guarantors under the New Credit Agreement and such guarantee is secured by a first priority lien on, and security interest in, substantially all of Resun Chippewa, LLC’s (“Chippewa”) assets (which consist of a substantial portion of the Company’s rental equipment and related lease payments due from MSC). Chippewa has not otherwise agreed to guarantee, and its assets are generally not available to support, other liabilities of such borrowers and guarantors. MSC, RMI and MGFS guaranteed all of MFSC’s obligations under the Canadian facility and such guarantees are secured by a first priority lien on, and security interest in, substantially all of the assets of MSC, RMI and MGFS.

Outstanding amounts under the Credit Agreement, including the term loans, bear interest at our option at either: (i) LIBOR or Banker’s Acceptance rate (“BA Rate”) plus a defined margin, or (ii) the Agent (as defined in the Credit Agreement) bank’s prime rate or base rate plus a margin. The applicable margin for each type of loan is based on a leverage-based pricing grid and ranges from 3.75% to 4.50% for LIBOR and BA loans and 3.25% to 4.00% for prime rate or base rate loans at each measurement date. As of March 31, 2018, the applicable margins were 4.25% for LIBOR and BA loans and 3.75% for prime rate or base rate loans. The effective interest rate was 6.15% at March 31, 2018.  A fee is payable monthly on the average unused portion of the maximum applicable rollover amount for the preceding month.

Availability of borrowings under the revolving credit facilities pursuant to the Credit Agreement is subject to a borrowing base calculation based upon a valuation of our eligible accounts receivable, and eligible rental equipment/lease fleet, subject to certain availability blocks. The lease fleet is appraised at least twice annually by a third-party appraisal firm. The rental equipment advance rate is the lesser of (a) 80% of the net book value (excluding any fresh start adjustments) of the applicable eligible rental equipment or (b) the percentage obtained by dividing (i) the NOLV Percentage of the Net Orderly Liquidation Value of all Eligible Rental Equipment of U.S. Domiciled Obligors (or of Canadian Domiciled Obligors, in the case of the Rental Equipment Advance Rate applicable to the Canadian Borrowing Base) set forth in the most recent appraisal by (ii) the book value of all eligible rental equipment of U.S. Domiciled Obligors (or of Canadian Domiciled Obligors, in the case of the Rental Equipment Advance Rate applicable to the Canadian Borrowing Base) set forth in such appraisal. The advance rate on eligible accounts receivable is 85%.

In addition, the Credit Agreement requires the maintenance of certain financial covenants, which primarily consist of leverage ratio, fixed charge coverage ratio, and limits on net capital expenditures, negative covenants, and affirmative covenants.  The Company was in compliance with all applicable covenants under the New Credit Agreement as of March 31, 2018.

The Company’s borrowings under the New Credit Facility are legally long-term.   However, the Company classifies the ABL facility as current as it includes a sweep feature whereby remittances from the Company’s customers are used to reduce the revolving debt outstanding.

7.                            Stock Based Compensation

During the Successor six months ended March 31, 2018, the Company recorded $1,685 of stock based compensation. The Company granted 49,548 Time-Based RSUs in October 2017 to certain members of the Board of Directors. Additionally, the Company granted 24,137 Time-Based RSUs,

Modular Space Holdings, Inc. and Subsidiaries

Unaudited Notes to Condensed Consolidated Financial Statements

(In thousands except share data)

29,885 Equity Value-Based RSUs and 14,943 ROIC-based RSU’s in March 2018. There were no RSUs forfeited or expired during the six months ended March 31, 2018.

The Company has determined that the consummation of a public offering, or change in control is not probable as of the reporting date and therefore, has not recorded compensation expense for the Equity Value Based RSU’s. As of March 31, 2018, total compensation cost related to nonvested Equity Value-Based restricted stock units not yet recognized in expense is $4,764, which will be recognized once the Company determines that the performance conditions are probable to occur.

As of March 31, 2018, total compensation cost related to nonvested time based restricted stock units not yet recognized in expense is $8,999 which is expected to be recognized over a weighted-average period of 2.9 years.

As of March 31, 2018, total compensation cost related to ROIC-based restricted stock units not yet recognized in expense is $2,205 which is expected to be recognized over a weighted-average period of 3.8 years.

8.                            Income Taxes

The Company’s tax provision and the corresponding effective tax rate are based on expected income, statutory tax rates and tax planning opportunities available in the jurisdictions in which the Company operates. For interim financial reporting the Company estimates the annual tax rate based on projected taxable income for the full year and records a quarterly tax provision in accordance with the anticipated annual rate. As the year progresses, the Company refines the estimates of the year’s taxable income as new information becomes available, including year-to-date financial results. This continual estimation process can result in a change to the Company’s expected effective tax rate for the year. When this occurs, the Company adjusts the income tax provision during the quarter in which the change in estimate occurs so that the year-to-date provision reflects the expected annual tax rate. Significant judgment is required in determining the Company’s effective interim tax rate and in evaluating its tax positions.

The Company does not have any uncertain tax positions for which it is reasonably possible that the amount of unrecognized tax benefits will significantly increase or decrease within the next twelve months. The Company recognizes interest and penalties related to unrecognized tax benefits as a component of selling, general and administrative expense. During the Successor three and six months ended March 31, 2018, the Successor period from March 3, 2017 to March 31, 2017, the Predecessor period from January 1, 2017 to March 2, 2017 and the Predecessor period from October 1, 2016 to March 2, 2017, interest and penalties accrued were not material.

On December 22, 2017, the Tax Cuts and Jobs Act (the “Act”) was enacted in the United States. The Act represents sweeping changes in U.S. tax law.  On December 22, 2017 in response to the Act, the Staff of the U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No. 118 (“SAB No. 118”) to provide guidance to registrants in applying ASC Topic 740 in connection with the Act. SAB No. 118 provides that in the period of enactment, the income tax effects of the ACT may be reported as a provisional amount based on a reasonable estimate (to the extent a reasonable estimate can be determined), which would be subject to adjustment during a “measurement period”. The measurement period begins in the reporting period of the Act’s enactment and ends when a registrant has obtained, prepared, and analyzed the information that was needed in order to complete the accounting requirements under ASC Topic 740. SAB No. 118

Modular Space Holdings, Inc. and Subsidiaries

Unaudited Notes to Condensed Consolidated Financial Statements

(In thousands except share data)

also describes supplemental disclosures that should accompany the provisional amounts.

Modular Space Holdings, Inc. and Subsidiaries

Unaudited Notes to Condensed Consolidated Financial Statements

(In thousands except share data)

For the Successor six months ended March 31, 2018, the Company has provisionally recorded an income tax benefit for the impact of the Act.  The Company provisionally recognized a decrease to deferred taxes and corresponding income tax benefit in the U.S. of approximately $5,100 based on an estimate of the impact of the Act.  In addition, the Company provisionally included in tax expense, the estimated impacts of the Transition Tax which when offset by net operating losses and release of valuation allowance is not material.  Adjustments to provisional amounts will be recorded as our analyses are refined.

9.         Commitments and Contingencies

The Company leases certain facilities under non-cancellable operating leases. Total rent expense under all operating leases was approximately $8,354, $1,295 and $6,704 for the Successor six months ended March 31, 2018, the Successor period from March 3, 2017 to March 31, 2017 and the Predecessor period from October 1, 2016 to March 2, 2017, respectively.

Total rent expense under all operating leases was approximately $3,973, $1,295 and $2,742 for the Successor three months ended March 31, 2018, the Successor period from March 3, 2017 to March 31, 2017 and the Predecessor period from January 1, 2017 to March 2, 2017, respectively.

The future minimum rental commitments under all non-cancellable operating leases for the remainder of 2018 and the succeeding fiscal years are as follows:

Fiscal year ending September 30,
2018	$7,778
2019	14,782
2020	11,224
2021	9,062
2022	8,264
Thereafter	19,522
Total	$70,632

10.       Related Party Transactions

In connection with the Company’s Joint Prepackaged Plan of Reorganization (the “Plan”), Calera Capital has a subordinated management agreement claim contingent upon a Qualifying Liquidity Event (as defined in the Plan), which is capped in the amount of $1,100.  The claim is extinguished if no Qualifying Liquidity Event occurs within five years after the Effective Date of the Plan.  The Company has determined that a Qualifying Liquidity Event is not probable as of March 31, 2018, and therefore has not recorded any amounts related to the claim.

11.       Subsequent Events

On June 21, 2018, Modular Space Holdings, Inc., entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, WillScot Corporation, a Delaware corporation (“Parent”), Mason Merger Sub, Inc., a Delaware corporation and an indirect, majority-

Modular Space Holdings, Inc. and Subsidiaries

Unaudited Notes to Condensed Consolidated Financial Statements

(In thousands except share data)

owned subsidiary of Parent (“Merger Sub”), and NANOMA LLC, solely in its capacity as the representative of the Holders (the “Holder Representative”), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and an indirect, majority-owned subsidiary of Parent (the “Merger”).

WillScot Corporation will indirectly acquire the Company for a purchase price comprising $1,063,750 of cash consideration, 6,458,500 shares of WillScot Corporation Class A common sock and warrants to purchase 10,000,000 shares of WillScot Corporation Class A common stock at an exercise price of $15.50 per share, subject to customary adjustments.

The Company evaluated all events or transactions that occurred after March 31, 2018 through July 20, 2018, the date these consolidated financial statements were available to be issued, and concluded that there were no other subsequent events required to be disclosed in the Company’s consolidated financial statements that have not been previously disclosed elsewhere.